UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2005
Bowne & Co., Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

345 Hudson Street, New York, NY	10014

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-924-5500
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1: ASSET PURCHASE AGREEMENT
EX-99.1: PRESS RELEASE

Some of the statements contained in Items 1.01 and 2.01 of this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are based upon current expectations and are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such statements. Such risks and uncertainties include, among others, the timing (including any possible delays) of the closing of the MBC acquisition (as discussed below), the ability of Bowne & Co., Inc. (the “Company”) to integrate the operations of MBC into its operations, demand for and acceptance of the Company’s services, competition and general economic or market conditions, and other factors that may be referred to in the Company’s reports filed with the Securities and Exchange Commission from time to time.
Item 1.01 Entry into a Material Definitive Agreement.
On December 19, 2005, several affiliates of the Company signed an Asset Purchase Agreement (“Agreement”) with Vestcom International, Inc. and several of its affiliates to acquire the Marketing and Business Communications (MBC) division of such entities for $30 million in cash. MBC is a leading provider of business communications and specialized marketing services. The division will be integrated with Bowne Enterprise Solutions, and the combined entity will operate under the name Bowne Marketing and Business Communications (BMBC).
The transaction, which is expected to close in early 2006, is expected to be slightly accretive to the Company’s earnings per share in 2006 with restructuring and integration charges excluded from the calculation of earnings. The transaction is subject to the satisfaction of customary closing conditions.
A copy of the Agreement is attached to this report, as Exhibit 10.1. The descriptions contained herein of the transactions contemplated by the Agreement are not complete and are qualified in their entirety by reference to the Agreement which is incorporated herein by reference.
The Company issued a press release on December 20, 2005, announcing, among other things, the execution of the Agreement. A copy of the press release is attached to this report as Exhibit 99.1.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On December 19, 2005, the Company completed the sale of all of its shares of Lionbridge Technologies, Inc., (“Lionbridge”) for net proceeds of approximately $55.4 million. The shares were sold pursuant to a public offering. The sale resulted in loss of approximately $7.9 million, which will be reflected in the results of continuing operations in the statement of operations for the year ended December 31, 2005.
In the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, the Company had provided an estimate of diluted earnings per share from continuing operations for 2005 of $0.14 to $0.33 per share. This estimate did not anticipate the sale of the shares of Lionbridge. The after-tax loss on the sale is estimated to be approximately $5.0 million, or approximately $0.15 per share. Therefore, the revised estimate for diluted earnings per share from continuing operations ranges from a loss of $0.01 per share to earnings of $0.18 per share. There was no change to any of the other estimates provided in the Form 10-Q.
Item 9.01 Financial Statements and Exhibits
10.1	Asset Purchase Agreement, dated December 19, 2005, related to the purchase of the Vestcom Marketing and Business Communications division.

99.1	Press release, dated December 20, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.
(Registrant)

December 22, 2005	By:	/s/ Scott L. Spitzer

		Name:	Scott L. Spitzer
		Title:	Senior Vice President, General Counsel
and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated December 19, 2005, related to the purchase of the Vestcom Marketing and Business Communications division.

99.1	Press release, dated December 20, 2005.